
                                                                   EXHIBIT 23.5


            CONSENT OF RECONTA ERNST & YOUNG, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Chiron Corporation pertaining to the 1989 Stock Option Plan of Viagene, Inc. and the Viagene, Inc. Amended and Restated 1993 Incentive Stock Plan of our report dated February 28, 1995, with respect to the consolidated financial statements of JV Vax B.V. and subsidiaries included in the Current Report Form 8-K/A of Chiron Corporation dated January 4, 1995, as amended on March 17, 1995, filed with the Securities and Exchange Commission.


                                                       RECONTA ERNST & YOUNG


October 4, 1995
Milan, Italy